UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 10, 2017

OTTER TAIL CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	0-53713	27-0383995
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

215 South Cascade Street, P.O. Box 496, Fergus Falls, MN		56538-0496
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (866) 410-8780

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its Annual Shareholder Meeting on April 10, 2017. A total of 39,410,863 shares of the Company’s common stock were entitled to vote as of February 15, 2017, the record date for the Annual Meeting, of which 32,054,664 were voted in person or by proxy at the Annual Meeting. The matters voted upon and approved by the Company’s shareholders were:

(1)	the election of three members to the Board of Directors;

(2)	the approval, in a non-binding advisory vote, of the compensation provided to the Named Executive Officers as described in the proxy statement;

(3)	the advisory vote on frequency for the advisory vote on executive compensation; and

(4)	the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2017.

The following is a summary of the voting results for each matter presented to the shareholders:

Election of Directors:

Director’s Name	Votes For	Votes Withheld	Broker Non-Votes
John D. Erickson	22,827,307	601,747	8,625,610
Nathan I. Partain	22,883,355	545,699	8,625,610
James B. Stake	21,816,845	1,612,209	8,625,610

All three directors were re-elected to serve three year terms expiring at the time of the 2020 Annual Shareholder Meeting.

Approval of compensation provided to the Named Executive Officers as described in the proxy statement:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
21,975,201	1,148,610	305,243	8,625,610

Advisory Vote on Frequency for the Advisory Vote on Executive Compensation:

One Year Votes For	Two Years Votes For	Three Years Votes For	Votes Abstained	Broker Non-Votes
18,913,174	448,244	3,710,519	357,117	8,625,610

Ratification of the Appointment of Deloitte & Touche LLP:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
31,381,746	488,055	184,863	-

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OTTER TAIL CORPORATION
Date: April 11, 2017
	By:	/s/ Kevin G. Moug
Chief Financial Officer

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